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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES
                               OF ZINDART LIMITED


1.       Hua Yang Holdings Co. Limited, a Cayman Islands Corporation.

2.       Luen Tat Mould Manufacturing Limited, a British Virgin Islands
         Corporation.

3.       Onchart Industrial Limited, a Hong Kong Corporation.

4.       Onchart Industrial Limited, a British Virgin Islands Corporation.

5. Dongguan Xinda Giftware Company Limited, a Joint Venture in the People's Republic of China.

6. Guangzhou Zindart (Xin Xing) (Giftware) Company Limited, a Joint Venture in the People's Republic of China.

7. Shenzhen Huaxuan Printing Product Co., Ltd., a Joint Venture in the People's Republic of China.

8. Guangzhou Jin Yi Advertising Company Ltd., a Joint Venture in the People's Republic of China.

9.       Hua Yang Printing Holdings Co. Limited, a Hong Kong Corporation.

10.      Wealthy Holdings Limited, a British Virgin Islands Corporation.



                                       1.